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                                                                  EXHIBIT (4)(d)

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                              EASTMAN KODAK COMPANY

                                       TO

                              THE BANK OF NEW YORK
                                     Trustee

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                          THIRD SUPPLEMENTAL INDENTURE
                          Dated as of January 26, 1993

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                          THIRD SUPPLEMENTAL INDENTURE

          THIRD SUPPLEMENTAL INDENTURE, dated as of January 26, 1993 (this "Third Supplemental Indenture"), between EASTMAN KODAK COMPANY, a corporation duly organized and existing under the laws of the State of New Jersey (the "Company"), having its principal offices at 343 State Street, Rochester, New York 14650, and THE BANK OF NEW YORK, a corporation duly organized and existing and existing under the laws of the State of New York, as Trustee (the "Trustee").

          WHEREAS, the Company has heretofore executed and delivered to the Trustee an Indenture, dated as of January 1, 1988, which has been supplemented by the First Supplemental Indenture thereto, dated as of September 6, 1991 (as so supplemented, the "Basic Indenture"), and the Second Supplemental Indenture thereto, dated as of September 20, 1991 (the "Second Supplemental Indenture") (the Basic Indenture as so supplemented, the "Indenture"); and

          WHEREAS, under and pursuant to the Second Supplemental Indenture the Company has issued Zero Coupon Exchangeable Senior Debentures due 2006 (the "Debentures"); and

          WHEREAS, pursuant and subject to the terms of the Debentures and the Second Supplemental Indenture, each $1000 principal amount at maturity of the Debentures is exchangeable at the option of the holder thereof for a number of shares of the common stock of Sun Microsystems, Inc. ("Sun Common Stock") at the Exchange Rate (as defined in the Second Supplemental Indenture); provided, that at the option of the Company, the Company may pay the Cash Exchange Price (as defined in the Second Supplemental Indenture) in lieu of delivering shares of Sun Common Stock, all as provided in the Second Supplemental Indenture; and

          WHEREAS, pursuant to the Second Supplemental Indenture, the Company and The First National Bank of Boston have heretofore entered into the Escrow Agreement, dated as of September 20, 1991 (the "Escrow Agreement")

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and in connection therewith, the Company deposited 2,999,984 shares of Sun
Common Stock with the Escrow Agent; and

          WHEREAS, Section 7(b) of the Escrow Agreement permits the Company to exercise its right to pay the Cash Exchange Price in lieu of delivering Exchange Property (as defined in the Second Supplemental Indenture) in respect of all exchanges made during a specified period or otherwise and indicates that notification thereof may be given to the Escrow Agent by facsimile or an Officers' Certificate (as defined in the Escrow Agreement); and

          WHEREAS, Section 10 of the Escrow Agreement permits the Company to direct the Escrow Agent to sell for the account of the Company Escrowed Property (as defined in the Escrow Agreement) which is not then deliverable upon the exchange of the Securities then outstanding; and

          WHEREAS, pursuant to Sections 7 and 10 of the Escrow Agreement, and in contemplation of entering into the Escrow Supplement (as hereinafter defined), the Company and the Escrow Agent have heretofore entered into a letter agreement, dated as of December 21, 1992 (the "Letter Agreement") under which the Company directed the Escrow Agent to settle all future exchanges of Debentures using the Cash Exchange Price, which Letter Agreement provided for the sale for the account of the Company of the 2,999,926 shares of the Sun Common Stock then remaining on deposit with the Escrow Agent, and which Letter Agreement required, among other things, that the Company maintain on deposit with the Escrow Agent pursuant to the Escrow Agreement cash at least equal in amount to the Cash Exchange Price with respect to the Securities outstanding and that the Company and the Escrow Agent agree forthwith on the details and mechanics of the foregoing arrangement; and

          WHEREAS, Section 19 of the Escrow Agreement provides that, without the consent of any holders of any of the Debentures, the Company and the Escrow Agent may by mutual accord enter into supplemental agreements to, among other things, cure any ambiguity or otherwise amend any provision contained in the Escrow Agreement which may be defective or inconsistent with any other provision contained therein or the Indenture or any supplemental indenture, or make such other provisions in regard to

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matters or questions arising under the Escrow Agreement, in each case so long as the interest of the holders of the Debentures, including the right of such holders to exchange any Debenture for Exchange Securities and Exchange Property (each as defined in the Second Supplemental Indenture) apportioned thereto at the rate and upon the terms set forth in the Securities and the Second Supplemental Indenture, shall not be adversely affected; and

          WHEREAS, pursuant to the Letter Agreement and Section 19 of the Escrow Agreement the Company and the Escrow Agent propose to enter into a First Supplemental Agreement to the Escrow Agreement, substantially in the form set forth in Exhibit A hereto (the "Escrow Supplement") to establish the details and mechanics of the arrangement set forth in the Letter Agreement, to provide certain additional flexibility in respect thereof, and to such extent to supersede the terms thereof, and to amend and supplement the Escrow Agreement in certain respects in connection therewith; and

          WHEREAS, Section 901(9) of the Basic Indenture provides that, without the consent of any holders of Securities of any Series, the Company, when authorized by a Board Resolution, and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental to the Indenture for the purpose of curing any ambiguity, correcting or supplementing any provision in the Indenture which may be inconsistent with any other provision therein, or making any other provisions with respect to matters or questions arising under the Indenture, provided such action shall not adversely affect the interests of holders of Securities of any series in any material respect or, pursuant to
Section 206(a)(1) of the Second Supplemental Indenture, adversely affect the right to exchange any Debenture for Exchange Property as provided in Article Five of the Second Supplemental Indenture; and

          WHEREAS, pursuant to the foregoing authority the Company and the Trustee propose in and by this Supplemental Indenture to amend and supplement the Second Supplemental Indenture in certain respects in connection with the effectiveness and implementation of the Escrow Supplement; and

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          WHEREAS, Section 22 of the Escrow Agreement, Section 501 of the Second
Supplemental Indenture and paragraph 5 of the Debentures provide that nothing in the Escrow Agreement, the Indenture or any Securities shall grant, and the Escrow Agent or the Trustee, as applicable, and the holders of Debentures shall not assert, any lien, pledge, charge, encumbrance, preferential rights or mortgage on, or with respect to, the Escrowed Property as security for the Debentures, any other indebtedness or otherwise; and

          WHEREAS, the description of the escrow arrangements set forth in the Offering Circular pursuant to which the Debentures were sold provides that the Exchange Property will remain the property of the Company and the right of the holders of Debentures to exchange their Debentures could be adversely affected in the event of the bankruptcy, insolvency or liquidation of the Company, in which event the Exchange Property could become subject to the claims of general creditors of the Company; and

          WHEREAS, in light of the foregoing, it has been concluded that this Third Supplemental Indenture may be entered into by the Trustee and the Company in accordance with the above-referenced provisions of Section 901(9) of the Basic Indenture without the consent of the holders of the Debentures since their interests will not be adversely affected; and

          WHEREAS, all things necessary to make this Third Supplemental Indenture a valid agreement of the Company, and a valid amendment and supplement amending the Second Supplemental Indenture, have been done.

          NOW, THEREFORE, THIS THIRD SUPPLEMENTAL INDENTURE WITNESSETH:

          For and in consideration of the premises and the purchase of the Securities by the holders thereof, it is mutually covenanted and agreed, for the equal and proportionate benefit of all holders of the Securities or of any series thereof, as follows:

          Section 1. Definitions

          Capitalized terms used herein without definition shall have the meaning specified in the Second Supplemental Indenture.

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          Section 2. General Permission

               (a) The Company and the Escrow Agent may enter into the Escrow Supplement, and the Indenture is hereby amended and supplemented so as to permit any actions or omissions which are permitted thereunder.

               (b) Without limiting the generality of the foregoing provisions of this Section, in the event that any Exchange Property is substituted for other Exchange Property pursuant to Section 3 of the Escrow Supplement, from and after such date the Cash Exchange Price and adjustments to the Exchange Rate shall be calculated under Article Five of the Second Supplemental Indenture, and the Company will provide the information required by Section 508 of the Second Supplemental Indenture, as if no such substitution had occurred.

          Section 3. Event of Default

          Without limiting the generality of Section 203 of the Second Supplemental Indenture, the following event shall constitute an Event of Default with respect to the Debentures under Section 203(a) of the Second Supplemental
Indenture:

     "default in the performance, or breach, of the provisions of Section 3 of the First Supplemental Agreement, dated as of January 26, 1993, to the Escrow Agreement, and continuance of such default or breach for a period of 60 days after there has been given, by registered or certified mail, to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 10% in principal amount of the Outstanding Debentures a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a "Notice of Default" hereunder."

          Section 4. Company Election

          It is hereby agreed that the Company has duly elected to settle exchanges by delivering in lieu of Exchange Property the Cash Exchange Price until such time as the Company shall have elected otherwise in the manner provided for elections to pay the Cash Exchange Price pursuant to Section 7(b) of the Escrow Agreement.

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          Section 5. No Lien Created Hereby

          Nothing in this Third Supplemental Indenture, the Second Supplemental Indenture, the Escrow Agreement (as supplemented by the Escrow Supplement) or any of the Debentures shall grant, and the Trustee and the Holders of the Debentures shall not assert, any lien, pledge, charge, encumbrance, preferential right or mortgage on, or with respect to, any Escrowed Property held by the Escrow Agent pursuant to the Escrow Agreement as security for the Debentures, any other Indebtedness or otherwise.

          Section 6. Miscellaneous

               (a) The Trustee accepts the trusts created by the Indenture, including the Second Supplemental Indenture as amended and supplemented hereby, and agrees to perform the same upon the terms and conditions of the Indenture, including the Second Supplemental Indenture as amended and supplemented hereby.

               (b) The recitals contained herein shall be taken as statements of the Company, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Third Supplemental Indenture.

               (c) Each of the Company and the Trustee makes and reaffirms as of the date of execution of this Supplemental Indenture all of its respective representations, warranties, covenants and agreements set forth in the Indenture (including the Second Supplemental Indenture as amended and supplemented hereby).

               (d) All covenants and agreements in this Third Supplemental Indenture by the Company or the Trustee shall bind its respective successors and assigns, whether so expressed or not.

               (e) In case any provision in this Third Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

               (f) Nothing in this Third Supplemental Indenture, express or implied, shall give to any Person, other than the parties hereto and their successors under

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the Indenture and the Holders of the Debentures, any benefit or any legal or equitable right, remedy or claim under the Indenture (including the Second Supplemental Indenture as supplemented hereby).

               (g) If any provision hereof limits, qualifies or conflicts with a provision of the Trust Indenture Act of 1939, as may be amended from time to time, that is required under such Act to be a part of and govern this Third Supplemental Indenture, the latter provision shall control. If any provision hereof modifies or excludes any provision of such Act that may be so modified or excluded, the latter provision shall be deemed to apply to this Third Supplemental Indenture as so modified or excluded, as the case may be.

               (h) This Third Supplemental Indenture shall be governed by and construed in accordance with the laws of the State of New York.

               (i) All amendments and supplements to the Indenture made hereby shall have effect only with respect to the Debentures.

               (j) All provisions of this Third Supplemental Indenture shall be deemed to be incorporated in, and made a part of, the Indenture; and the Indenture, as amended and supplemented by this Third Supplemental Indenture, shall be read, taken and construed as one and the same instrument.

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          This Third Supplemental Indenture may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

          IN WITNESS WHEREOF, the parties hereto have caused this Third Supplemental Indenture to be duly executed, and their respective corporate seals to be hereunto affixed and attested, all as of the date first above written.

                                        EASTMAN KODAK COMPANY

                                        By:
                                           ----------------------------
                                           Title:

Attest:
       ---------------------------------
Title:

                                        THE BANK OF NEW YORK

                                        By:
                                           ----------------------------
                                           Title:

Attest:
       ---------------------------------
Title:

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STATE OF NEW YORK    )
                     )     ss.:
COUNTY OF MONROE     )

     On the ____ day of January, 1993, before me personally came ____________, to me known, who, being duly sworn, did depose and say that he is ______________ of EASTMAN KODAK COMPANY, one of the corporations described in and which executed the foregoing instrument; that he knows the seal of said corporation; that it was so affixed by authority of the Board of Directors of said corporation, and that he signed his name thereto by like authority.

STATE OF NEW YORK    )
                     )     ss.:
COUNTY OF NEW YORK   )

     On the ____ day of January, 1993, before me personally came ______________, to me known, who, being duly sworn, did depose and say that he is ________________ of THE BANK OF NEW YORK, one of the corporations described in and which executed the foregoing instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by authority of the Board of Directors of said corporation, and that he signed his name thereto by like authority.

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